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                                                                  Exhibit 10.11


                                                              December 10, 1996
Capstone Pharmacy Services, Inc.
2930 Washington Boulevard
Baltimore, Maryland 21230

Gentlemen:

         The purpose of this letter is to confirm the engagement of Adirondack Capital Advisors, LLC ("ACA") to act as financial advisor to Capstone Pharmacy Services, Inc. (together with its affiliates and subsidiaries the "Company" or "Capstone") in connection with a possible negotiated Transaction with Pharmacy Corporation of America ("PCA") a wholly owned subsidiary of Beverly Enterprises, Inc. ("Beverly"). Such Transaction may include a merger, acquisition of stock, acquisition of assets, reorganization, recapitalization, minority investment, joint venture or otherwise in one or a series of transactions.

         1. In connection with this possible transaction, ACA to date, and in consultation with Capstone and its legal advisors, has undertaken the following:

                  a. Met with senior management of Beverly to review possible transaction structures and determine their interest in further discussions;

                  b. Coordinated the receipt of internal information regarding PCA from Beverly;

                  c. Arranged for a subsequent meeting between senior Beverly management and Capstone's Chairman.

         2. Moving forward, in connection with its engagement hereunder, ACA shall:

                  a. Review the business and operations of PCA and its historical and projected financial condition and analyze the pro forma financial impact on the Company of alternative Transaction structures;

                  b. Evaluate and recommend financial alternatives to the Transaction, and, if requested by the Company, participate in negotiations relating thereto;

                  c. Advise the Company as to the timing structure and pricing of a Transaction;

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December 10, 1996
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                  d.  If requested by the Company, render an opinion to the
                      Board of Directors of the Company as to whether the proposed Transaction is fair to the Company from a financial point of view (an "Opinion"); and

                  e. Provide such other financial advisory and investment banking services as are customary for similar transactions and as may be mutually agreed upon by the Company and ACA.

         3. As compensation for ACA's services hereunder, the Company hereby agrees to pay ACA:

              a.  Opinion Fee



                      An opinion fee equal to 25% of the Transaction Fee defined below (the "Opinion Fee") for each Transaction for which an Opinion is rendered, payable in cash promptly upon delivery by ACA of such Opinion (whether oral or written, as requested by the Company).

              b.  Transaction Fee

                      A transaction fee equal to four million ($4,000,000.00) payable in cash promptly upon consummation of a Transaction if, during the term of this agreement or within 12 months thereafter, a Transaction is consummated or a definitive agreement is entered into that subsequently results in a Transaction.

              c.   Termination Fee

                      A termination fee equal to 15% (a "Termination Fee") of any "termination fee," "break-up fee," "topping fee" or other form of compensation payable to the Company or of the value of any securities or assets which the Company has been granted an option to purchase if, after the execution of an agreement in principle, letter of intent, definitive agreement or similar agreement in connection with a Transaction, the Transaction fails to close and the Company receives or is entitled to receive any such compensation or exercise any such option. The Termination Fee shall be payable promptly in cash when any such compensation becomes due and payable to the Company or any such option becomes exercisable.



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December 10, 1996
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              d.   Certain Fee Credits

                      The Opinion Fee, to the extent previously paid, will be credited against the Transaction Fee or the Termination Fee, as the case may be, relating to the Transaction for which an Opinion was rendered.

         4. In addition to any fees that may be payable to ACA hereunder (and regardless of whether a Transaction occurs), the Company hereby agrees, from time to time upon request, to reimburse ACA promptly for travel and other out-of-pocket expenses incurred in performing its services hereunder, including the fees and expenses of its legal counsel.

         5. The term of ACA's engagement as financial advisor to the Company shall commence on the date hereof and continue until the earlier of the consummation of a Transaction and 12 months after the date hereof, unless extended by mutual written consent or earlier terminated by either party upon 30 days' prior written notice; provided however, that no such termination shall affect the indemnification, contribution and confidentially obligations of the Company, the right of ACA to receive any fees payable hereunder or fees that have accrued prior to such termination or the right of ACA to receive reimbursement for its out-of-pocket expenses as described above.

         6. The Company agrees to indemnify ACA and related persons. In this regard, Capstone will indemnify and hold harmless ACA and its affiliates and each other person, if any, controlling ACA or any of its affiliates from and against any losses, claims, damages or liabilities (including reasonable counsel fees) or actions in respect thereof related to or arising out of such engagement or ACA's role in connection therewith. Capstone will not, however, be responsible for any claims, liabilities, losses, damage or expenses that result from the bad faith or negligence of ACA or any other party indemnified hereunder. Capstone also agrees that neither ACA, nor any of its affiliates, nor any person, director, employee or agent of ACA or any of its affiliates, nor any person controlling ACA or any of its affiliates shall have any liability (whether direct or indirect, in contract or tort or otherwise) to Capstone or in connection with such engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by Capstone that result from bad faith or negligence of ACA or any other party indemnified hereunder.

         7. The Company recognizes and confirms that ACA in acting pursuant to this engagement will be using information in reports and other information provided by others including, without limitation, information provided by or
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December 10, 1996
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              on behalf of the Company and PCA and that ACA does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such reports and information. The Company hereby warrants that any information relating to the Company that is furnished to ACA by or on behalf of the Company will be fair, accurate and complete and will not contain any material omissions or misstatements of fact. The Company agrees that any information or advice (including, without limitation, any Opinion) rendered by ACA or its representatives in connection with this engagement is for the confidential use of the Company's Board of Directors only in its evaluation of a Transaction and, except as otherwise required by law, the Company will not and will not permit any third party to disclose or otherwise refer to any such Opinion, advice or information in any manner without ACA's prior written consent.

         8. This agreement (a) has been duly authorized, executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, (b) shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, (c) incorporates the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements should they exists with respect thereto, (d) may not be amended or modified except in a writing executed by the Company and ACA and (e) shall be binding upon and inure to the benefit of the Company, ACA, the other indemnified parties and their respective successors and assigns. The Company and ACA agree to waive trial by jury in any action, proceeding or counterclaim brought by or an behalf of either party with respect to any matter whatsoever relating to or arising out of any actual or proposed Transaction or the engagement of or performance by ACA hereunder.


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December 10, 1996
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This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.

                                             Very truly yours,

                                             ADIRONDACK CAPITAL ADVISORS LLC

                                             By:
                                                ------------------------------
                                                   Joseph F. Furlong


Accepted and agreed to as of the
date set forth above:

CAPSTONE PHARMACY SERVICES, INC.

By:
    ---------------------------